UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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SCHMITT INDUSTRIES, INC.
(Name of Registrant as Specified in Its Charter)

SENTENTIA GROUP, LP SENTENTIA CAPITAL MANAGEMENT, LLC MICHAEL R. ZAPATA ANDREW P. HINES
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Sententia Capital Management, LLC, together with the other participants named herein (collectively, “Sententia”), has filed a definitive proxy statement and accompanying BLUE proxy card with the Securities and Exchange Commission to be used to solicit votes for the election of its slate of director nominees at the 2018 annual meeting of shareholders of Schmitt Industries, Inc., an Oregon corporation.

Item 1: On September 20, 2018, Sententia issued the following investor presentation:

VALUE CREATION OPPORTUNITY

Disclaimer THIS PRESENTATION IS FOR DISCUSSION AND INFORMATIONAL PURPOSES ONLY. THE VIEWS EXPRESSED HEREIN REPRESENT THE OPINIONS OF SE NTE NTIA CAPITAL MANAGEMENT, LLC AND ITS AFFILIATES (COLLECTIVELY, “SENTENTIA”), AND ARE BASED ON PUBLICLY AVAILABLE INFORMATION WITH RES PECT TO SCHMITT INDUSTRIES, INC. (“SCHMITT” OR THE “COMPANY”), INCLUDING FILINGS MADE BY THE COMPANY WITH THE SECURITIES AND EXCHANGE CO MMISSION, AND OTHER SOURCES. IT DOES NOT CONSIDER IN ANY MANNER THE SPECIFIC INVESTMENT OBJECTIVE, FINANCIAL SITUATION, SUITABILITY, O R T HE PARTICULAR NEED OF ANY SPECIFIC PERSON WHO MAY RECEIVE THIS PRESENTATION, AND SHOULD NOT BE TAKEN AS ADVICE ON THE MERITS OF ANY INVESTMENT DECISION WITH RESPECT TO THE COMPANY OR ANY OTHER PERSON. THIS PRESENTATION DOES NOT PURPORT TO CONTAIN ALL OF THE INFORMATION THAT MAY BE RELEVANT TO AN EVALUATION OF THE COMPANY, ITS SECURITIES OR THE MATTERS DESCRIBED HEREIN. EACH RECIPI ENT SHOULD CONSULT ITS OWN COUNSEL, TAX AND FINANCIAL ADVISERS AS TO THE LEGAL AND RELATED MATTERS CONCERNING THE INFORMATION CON TAI NED HEREIN. THIS PRESENTATION IS NOT AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OR RELATED FINANCIAL INSTRUME NTS OF THE COMPANY OR ANY OTHER PERSON IN ANY JURISDICTION. NO REPRESENTATION, WARRANTY OR UNDERTAKING, EXPRESS OR IMPLIED, IS GIVEN AS TO THE ACCURACY OR COMPLETENESS OF THE INFORMATIO N O R VIEWS CONTAINED HEREIN. SENTENTIA EXPRESSLY DISCLAIMS ANY LIABILITY WHICH MAY ARISE FROM THIS PRESENTATION AND ANY ERRORS CON TAI NED THEREIN AND/OR OMISSIONS THEREFROM OR FROM ANY USE OF THE CONTENTS OF THIS PRESENTATION. NO AGREEMENT, COMMITMENT OR UNDERSTANDING OR LEGAL RELATIONSHIP EXISTS OR SHALL BE DEEMED TO EXIST BETWEEN OR AMONG SENTENTIA OR ANY OTHER PARTY OR PARTI ES BY VIRTUE OF FURNISHING THIS PRESENTATION. SENTENTIA HAS NOT SOUGHT OR OBTAINED CONSENT FROM ANY THIRD PARTY TO USE ANY STATEME NTS OR INFORMATION INDICATED HEREIN AS HAVING BEEN OBTAINED OR DERIVED FROM STATEMENTS MADE OR PUBLISHED BY THIRD PARTIES. ANY SUCH STATEMENTS OR INFORMATION SHOULD NOT BE VIEWED AS INDICATING THE SUPPORT OF SUCH THIRD PARTY FOR THE VIEWS EXPRESSED HEREIN. EXCEPT FOR THE HISTORICAL INFORMATION CONTAINED HEREIN, THE MATTERS ADDRESSED HEREIN ARE FORWARD LOOKING STATEMENTS THAT INVO LVE CERTAIN RISKS AND UNCERTAINTIES. ANY PROJECTIONS OR ESTIMATES INCLUDED HEREIN ARE BASED ON CERTAIN ASSUMPTIONS AND ARE SUBJE CT TO A VARIETY OF RISKS AND CHANGES, INCLUDING RISKS AND CHANGES AFFECTING THE COMPANY’S INDUSTRY GENERALLY AND THE COMPANY SPECIFIC ALL Y. ACTUAL RESULTS MAY DIFFER FROM SUCH FORWARD LOOKING STATEMENTS DUE TO REASONS THAT MAY OR MAY NOT BE FORESEEABLE. THERE CAN BE NO ASSURANCE THAT THE COMPANY’S SECURITIES WILL TRADE AT THE PRICES THAT MAY BE IMPLIED HEREIN. GIVEN THESE UNCERTAINTIES, R EAD ERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON SUCH FORWARD LOOKING STATEMENTS. SENTENTIA RESERVES THE RIGHT TO CHANGE OR MODIFY ANY OF ITS OPINIONS EXPRESSED HEREIN AT ANY TIME AS IT DEEMS APPROPRIATE. SE NTE NTIA DISCLAIMS ANY OBLIGATION TO UPDATE THE INFORMATION CONTAINED HEREIN. ALL REGISTERED OR UNREGISTERED SERVICE MARKS, TRADEMARKS AND TRADE NAMES REFERRED TO IN THIS PRESENTATION ARE THE PROPERTY OF THEIR RESPECTIVE OWNERS, AND SENTENTIA’S USE HEREIN DOES NOT IMPLY AN AFFILIATION WITH, OR ENDORSEMENT BY, SUCH OWNERS. 2 SENTENTIA

I. Overview II. Our Involvement with SMIT III. Why Change is Needed IV. Our Plan Table of Contents 3 SENTENTIA

Overview • Sententia is the third largest shareholder with an 8.1% ownership stake • Sententia has attempted to reach an agreement for over three months • The Board remains unwilling to make changes we believe are necessary to unlock shareholder value and increase accountability and transparency Our Involvement Why Change is Needed Our Plan • Schmitt has been a long - term money loser for shareholders, having negative $7.5 million in cumulative net income over the last 10 years • Two incumbent directors we seek to replace have been on the Board or in senior leadership roles for over 20 years, while stock is down 90+% • Schmitt has shareholder - unfriendly corporate governance provisions • Nominate two highly qualified and independent board members • Explore strategic alternatives and divest non - core real estate • Instill operational discipline • Link pay to performance 4 SENTENTIA

SMIT Overview • Market cap: ~$11 million • Headquarters: Portland, OR • Employees: 54 • 2 Segments, 3 core businesses: • SBS (Balancer segment) • Manufactures dynamic balancers for precision grinding machines • FY 2018 Rev: $9.0 million • FY 2018 EBITDA: $13 thousand • Acuity and Xact (Measurement segment) • Acuity manufactures dimensional and distance measurement lasers • Xact manufactures ultrasonic technology that remotely monitors the fill level of propane tanks • FY 2018 Rev: $4.9 million • FY 2018 EBITDA: $348 thousand 5 SENTENTIA Source : Company filings with U.S. Securities and Exchange Commission and Sentieo

SMIT is Undervalued • Based on our calculations, Schmitt currently trades for the value of its hard assets and the market ascribes $0 of value to SMIT’s businesses • The stock is trading at a 50% discount to what we believe is Schmitt’s intrinsic value, based on a sum - of - the - parts valuation, as summarized below with additional detail disclosed in the appendix 6 Notes: • Share price as of close - of - business September 17, 2018 • Diluted shares outstanding from Schmitt’s Q4 2018 earnings release filed with the U.S. Securities and Exchange Commission on July 18, 2018 • See appendix for a detailed breakdown of our sum - of - the - parts valuation (Figures in millions, except per share data) SENTENTIA Market Value of Intrinsic Capitalization Hard Assets Value Diluted Shares Outstanding 4.0 Cash 2 2 Share Price $2.75 Excess Working Capital 2 2 Market Cap 11 Non-operating real estate 2 2 Discount to Intrinsic Value (52%) Operating real estate 5 - Balancer business - 10 Measurement business - 7 Total 11 23 Sum-of-the-Parts Valuation

I. Overview II. Our Involvement with SMIT III. Why Change is Needed IV. Our Plan Table of Contents 7 SENTENTIA

Our Involvement with SMIT • Sententia is SMIT’s third largest shareholder and beneficial owner of ~8.1% of SMIT’s outstanding common stock • Initially passive investors as management was taking steps to unlock value • Became concerned with the Company’s direction when David Case replaced David Hudson as CEO and the Company pulled the non - operating real estate off the market • We’ve held discussions with SMIT’s Board for over three months… • We delivered a private letter to the Board on May 14, 2018 expressing our concerns • We flew to Portland to meet with the Board on June 14, 2018 seeking insight • We delivered a proposed settlement framework to the Board on June 18, 2018 • …but SMIT has not agreed to take the steps we believe are necessary to unlock shareholder value • The Company refused to place a timeline on selling the non - operating real estate • The Company has been unwilling to welcome two independent board members 8 SENTENTIA

I. Overview II. Our Involvement with SMIT III. Why Change is Needed IV. Our Plan Table of Contents 9 SENTENTIA

5 Reasons Why Change is Needed 1. Poor Operating Performance 2. Destruction of Shareholder Value 3. Lack of Accountability and Misalignment 4. Disconnect in Pay vs. Performance 5. Poor Corporate Governance SENTENTIA

1) Poor Operating Performance • Schmitt has been a long - term money loser for shareholders with cumulative net income from fiscal years 2009 to 2018 totaling negative $7.5 million 11 SENTENTIA $7.9 $10.5 $11.5 $11.9 $11.4 $9.5 $6.8 $11.5 $14.4 $12.5 $12.1 $13.1 $11.7 $12.4 $13.9 '04 '05 '06 '07 '08 '09 '10 '11 '12 '13 '14 '15 '16 '17 '18 Revenue ($ in millions) $0.5 $1.6 $1.3 $1.3 $1.1 ($2.2) ($1.7) ($0.2) $0.1 ($0.5) ($0.5) ($0.1) ($1.5) ($1.1) $0.2 '04 '05 '06 '07 '08 '09 '10 '11 '12 '13 '14 '15 '16 '17 '18 Net Income ($ in millions) Source : Company filings with U.S. Securities and Exchange Commission

1) Poor Operating Performance (cont’d) • Key performance indicators show a lack of operating discipline, in our view 12 Working Capital SG&A Inventory SENTENTIA 49% 44% 46% 37% 45% 0% 10% 20% 30% 40% 50% 60% FY'14 FY'15 FY'16 FY'17 FY'18 % Sales 5-Yr Average Peer Average 39% 35% 40% 34% 41% 0% 5% 10% 15% 20% 25% 30% 35% 40% 45% FY'14 FY'15 FY'16 FY'17 FY'18 % Sales 5-Yr Average Peer Average 47% 45% 51% 45% 40% 0% 10% 20% 30% 40% 50% 60% FY'14 FY'15 FY'16 FY'17 FY'18 % Sales 5-Yr Average Peer Average Note : The Peer Average is the median figure based on an analysis of 44 U.S. - headquartered publicly - traded companies selected by Sententia with market caps less than $1 billion that participate in the following industries: machinery; industrial machinery; electronic equipment and instruments; and electronic equipment, instruments, and components.

2) Destruction of Shareholder Value Schmitt has lagged the market on a trailing 3, 5, and 10 year timeframe SENTENTIA Cumulative Returns As of June 10, 2018 3 year 5 year 10 year RBC Micro Cap Value I (RMVIX) 31% 78% 133% Vanguard Industrial ETF (VIS) 42% 90% 147% *Russell 3000 31% 69% 108% *GICS 4520 (0%) 8% (1)% Small - cap Industrials and Electronics 14% 32% 23% Average 24% 55% 82% SMIT (5%) (15%) (56%) Over / (Under)performance (29%) (70%) (139%) *Similar to previous Institutional Shareholder Services Index Comparables Note : • The Peer Average is the median figure based on an analysis of 44 U.S. - headquartered publicly - traded companies selected by Sententia with market caps less than $1 billion that participate in the following industries: machinery; industrial machinery; electronic equipment and instruments; and electronic equipment, instruments, and components. Data provided by Sentieo and Thomson Reuters • GICS 4520 includes all U.S. - listed and U.S. - headquartered companies in Global Industry Classification Standard 4520 “Technology, Hardware & Equipment”, inclusive of all subsectors • Data sourced from Sentieo and Yahoo Finance • See appendix for important disclosures regarding calculations for cumulative returns 13

SENTENTIA $0 $10 $20 $30 $40 $50 Jan-01-96 Jan-01-98 Jan-01-00 Jan-01-02 Jan-01-04 Jan-01-06 Jan-01-08 Jan-01-10 Jan-01-12 Jan-01-14 Jan-01-16 Jan-01-18 SMIT Stock Price (Jan 1, 1996 - Sep 17, 2018) $0 $1 $2 $3 $4 $5 $6 $7 $8 Sep-17-08 Sep-17-09 Sep-17-10 Sep-17-11 Sep-17-12 Sep-17-13 Sep-17-14 Sep-17-15 Sep-17-16 Sep-17-17 Sep-17-18 SMIT Stock Px (Sep 17, 2008 - Sep 17, 2008) 2) Destruction of Shareholder Value (cont’d) • David Case, son of the founder, was appointed VP of Operations in 1996 • Stock has declined 90%+ since then • Recently appointed CEO • Maynard Brown has been a director since 1992 (!) and has also overseen drastic losses in shareholder value Stock price has declined 90%+ since 1996 Stock is down 60%+ over the last ten years Schmitt conducts dilutive $2.5 million rights offering Source : Sentieo 14

3) Lack of Accountability and Misalignment • No accountability or independence • David Case, son of Schmitt’s founder, has been VP of Operations since 1996 • 4/5 Board members have been with Schmitt for 12+ years; 3/5 for 20+ years • 3/5 Board members have supervised both Wayne Case and David Case as CEO, which coupled with their long tenures causes us to question their independence • In our view, current Board members have not lost their positions or been held accountable for the loss of shareholder value • No alignment • Board chooses to be compensated entirely in cash • Board collectively owns only 2.8% of the shares outright • On the other hand, Mr. Zapata as the Managing Member of Sententia Capital, beneficially owns 8.1% of Schmitt’s shares , and Mr. Hines has expressed his intention to invest in the common stock following his election to the Board 15 SENTENTIA Note: Board ownership is per the Company’s form DEFC14A filed with the U.S. Securities and Exchange Commission on September 14, 2018

4) Disconnect in Pay vs. Performance 16 SENTENTIA Notes : • David Hudson was not considered independent beginning in 2016 due to his position as President and Chief Executive Officer from January 2016 to January 2018 • Director compensation is as disclosed in Schmitt’s filings with the U . S . Securities and Exchange Commission • Schmitt’s Share price is as of December 31 ; share price sourced through Sentieo 0% 100% 200% 300% 400% 500% 600% 700% 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 Compensation of Long - Term Independent Directors vs. Performance Maynard Brown Comp. Michael Ellsworth Comp. David Hudson Comp. SMIT Share Px • Director pay has continued to increase despite poor stock price performance

5) Poor Corporate Governance x Staggered board with directors subject to re - election once every 3 years x Board is stale and lacks independence x Plurality vote standard for uncontested director elections x 25% of shareholders required to call special meeting x Shareholders cannot act by written consent unless unanimous x No lead independent director x Supermajority (66%) required to change bylaws 17 SENTENTIA

Board Needs Refreshment

SENTENTIA

The main commonality of the Board members is their long tenure with Schmitt during prolonged under-performance.

					
Name	David Hudson	Maynard Brown	Michael Ellsworth	Charlie Davidson	David Case
With Schmitt Since	**1996***	**1992**	**2006**	2016	**1996****
Bio	Dave has served on the Board for over 20 years. He's also served as the Chairman of the audit committee, overseeing Schmitt's audit, SEC and regulatory filings while monitoring the Sarbanes Oxley compliance and corporate transparency process.	After meeting Wayne Case in the 1980's when Schmitt was being formed, Maynard became the first attorney for Schmitt and guided it for many years until it became a US public company in the early 1990's. He joined the Board in 1992, and has been a member since.	Mike has served on the Board for over 10 years as well as serving as the Chairman of the nominating and compensation committee and as the Chairman of the audit committee. He is also the Chairman of Motion Optics, a private semiconductor tool start up, President of Kinetic Technologies, a business consulting company, and the sole owner of a large restaurant in Bend, OR.	Charlie was appointed as a director in May 2016. He has served as CEO of Attensa Corporation, an enterprise software provider, since August 2014. He was the CEO of Attensa's predecessor company Leeward, Inc. from 2009 until 2014, when it was merged into Attensa Corporation, and was CEO of Attensa, Inc. from 2007 until 2009.	David has been Vice President of Operations since 1996. He was recently appointed to the Board in connection with his promotion to Chief Executive Officer in January 2018. David is the son of Schmitt's founder Wayne Case.

* David Hudson began as a Board member in 1996. He left the Board after the 2002 annual meeting and rejoined in 2006.
** David Case was only recently appointed to the Board of Directors, but he has been Vice President of Operations since 1996.

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I. Overview II. Our Involvement with SMIT III. Why Change is Needed IV. Our Plan Table of Contents 19 SENTENTIA

Our Plan 1. Conduct Comprehensive Strategic Review 2. Instill Operational Discipline 3. Improve Corporate Governance 4. Link Pay to Performance SENTENTIA

SENTENTIA 1) Conduct Comprehensive Strategic Review Strategic Advisory Committee should conduct a full strategic review , which should include consideration of the following: • Sale of non - operating real estate • The Company should publicly commit to a timeline for the sale; Schmitt should not be acting as a real estate holding company • We believe gains may be offset by the Company’s NOLs • Potential sale of non - core businesses • We believe Acuity and Xact have minimal synergies with the core balancer business but would be desirable targets for strategic inquirers • Strategic review of main SBS business line to improve profitability 21

2) Instill Operational Discipline Compared to competitors, in our view, the Company is mismanaged with large working capital, high SG&A and undisciplined inventory management. We seek to: • Instill fiscal discipline across the Company through targeted cost - cutting • Improve working capital management 22 SENTENTIA Working Capital SG&A Inventory 49% 44% 46% 37% 45% 0% 10% 20% 30% 40% 50% 60% FY'14 FY'15 FY'16 FY'17 FY'18 % Sales 5-Yr Average Peer Average 39% 35% 40% 34% 41% 0% 5% 10% 15% 20% 25% 30% 35% 40% 45% FY'14 FY'15 FY'16 FY'17 FY'18 % Sales 5-Yr Average Peer Average 47% 45% 51% 45% 40% 0% 10% 20% 30% 40% 50% 60% FY'14 FY'15 FY'16 FY'17 FY'18 % Sales 5-Yr Average Peer Average Note : The Peer Average is the median figure based on an analysis of 44 U.S. - headquartered publicly - traded companies selected by Sententia with market caps less than $1 billion that participate in the following industries: machinery; industrial machinery; electron ic equipment and instruments; and electronic equipment, instruments, and components. Data provided by Sentieo and Thomson Reuters.

3) Improve Corporate Governance Shareholders should have a voice in the board room. We urge the Board to take steps to increase accountability to shareholders by: • Improving governance and compensation disclosures • Removing staggered board • Creating a lead independent director • Removing supermajority (66%) requirement to amend the bylaws • Appointing 2 independent board members, Michael R. Zapata, founder and CIO of Sententia Capital Management, and Andrew P. Hines, a seasoned turnaround expert 23 SENTENTIA

4) Link Pay to Performance The Board and Management should be aligned with performance. • Align director compensation • Cut director pay from current average of $45,000 (excluding David Hudson) to bring in line with peers, with appropriate mix of cash and equity • Align executive compensation • CEO is currently compensated entirely in salary and benefits • Bonus structure is currently discretionary based on evaluation by Board’s Compensation Committee • We urge the Company to significantly increase the component of compensation (cash bonus and options) linked to performance metrics, including sales growth, operating cash flows, and EBITDA 24 SENTENTIA Note: • Peers pay directors an average of $17,500. Peers include U.S. industrial businesses with market capitalizations less than or equ al to $15 million and annual revenue of less than $20 million and greater than $2 million. The peer set includes International Baler Corporatio n; Highway Holdings Limited; and Torotel Products. Novus Robotics, Inc. also met the criteria but was excluded because it does not compensate directors. • Schmitt’s director compensation is based on Schmitt’s filings with the U.S. Securities and Exchange Commission.

With your Vote… You can help maximize shareholder value by appointing two highly - qualified and independent nominees to the Board. 25 SENTENTIA Item 1. Election of Andrew P. Hines FOR Item 1. Election of Michael R. Zapata FOR

Appendix Letter from Mr. Michael R. Zapata to Schmitt’s Board of Directors (August 21, 2018) Letter to Fellow Schmitt Shareholders (September 17, 2018) 26 SENTENTIA

Bios of Sententia Board Nominees 27 Andrew P. Hines , age 78, has been the Principal of Hines & Associates, LLC, a consulting firm, since 2000. Previously he served as Executive Vice President and Chief Financial Officer of Natural Markets Foods Group, a chain of organic food markets, from October 2015 to November 2016, as Executive Vice President and Chief Financial Officer of Sonar Entertainment, a developer, producer and distributer of original made - for - television movies and mini - series, from June 2011 to June 2014, and as Executive Vice President and Chief Financial Officer of World Color Press Inc. (f/k/a Quebecor World), a provider of high - value and comprehensive print, digital, and related services to businesses worldwide, from September 2009 to June 2010. Additionally, M r. Hines served as Vice President and Chief Financial Officer of GenTek , Inc., a manufacturer of industrial components and performance chemicals, from October 2005 to September 2006, as Executive Vice President & Chief Financial Officer of Onboard Marine Corporation, a marine engine and boat manufacturer, from 1997 to 2000, and as Senior Vice President & Chief Financial Officer of F.W. Woolworth Company, a retail company and one of the original pioneers of the five - and - dime store, from 1994 to 1997. Mr. Hines also served as the Senior Vice President & Chief Financial Officer of Adidas, USA, the North American divisio n o f Adidas AG (ETR: ADS), a multinational corporation that designs and manufactures shoes, clothing and accessories, from 1989 to 2002, and in various senior financial positions with RJR Nabisco, Inc., formerly a conglomerate that sold tobacco and food products, from 1976 to 1989. Mr. Hines has served as a director for Tronox Limited (NYSE: TROX), a worldwide chemical company, since 2012, Intermap Technologies (TSE: IMP), a geospatial industry leader that provides location - based solutions with its powerful suite of software applications, since July 2016. Mr. Hines was previously a director with C&D Technologies, Inc. , a storage battery manufacturing company and a director of Superior Essex, Inc., one of the largest wire and cable manufacturers , from November 2003 to 2007. He is a member of the American Institute and New York Society of Certified Public Accountants. Mr . Hines has a B.B.A. from St. John's University and attended Harvard University Management Consulting. SENTENTIA

Bios of Sententia Board Nominees (cont’d) 28 Michael R. Zapata , age 40 , has been the Founder and Managing Member of Sententia Capital Management, LLC (“Sententia Capital”), a value investing focused investment management firm, since 2012. His experience prior to Sententia Capital featur ed extensive leadership roles during his nearly 10 years of service in the U.S. Navy. During his service from 2001 to 2010, he h eld various leadership roles during the Global War on Terror, including Troop Commander for the nation’s premiere SEAL assault force. Deploying to locations including Iraq, Afghanistan, Africa, the Middle East and the Arabian Peninsula, he brings valua ble insight and expertise in intelligence fusion, operational execution, strategic planning and risk mitigation. Mr. Zapata has s erv ed as a director on Intermap Technologies (TSE: IMP), a geospatial industry leader that provides location - based solutions with its powerful suite of software applications, since 2016. He also serves as a director of Tip of the Spear Foundation, a non - profit dedicated to supporting Elite Operators and their families during times of need. Mr. Zapata received his B.S. from Texas A&M University, where he was recognized an Dougherty Award Recipient. He received his M.B.A. from Columbia University as a student in the Heilbrunn Center for Value Investing. SENTENTIA

Appendix: SOTP Assumptions 29 SENTENTIA • Cash – Unrestricted cash is as of May 31, 2018 as disclosed in SMIT’s Annual Report on Form 10 - K filed with the U.S. Securities and Exchange Commission on August 21, 2018 (the “2018 10 - K”). • Excess working capital – Sententia calculated “working capital” as $6.2 million, or 45% of fiscal 2018 sales, based on balance sheet information as of May 31, 2018 as disclosed in the 2018 10 - K. See below for additional detail: (Figures in millions, except per share data) Working Capital Calculation Restricted Cash $58,352 Accounts Receivables $2,047,032 Inventories $5,710,888 Prepaid Expenses $148,924 Accounts Payable ($1,024,256) Accrued Commissions ($194,797) Accrued payroll liabilities ($188,568) Other accrued liabilities ($358,790) Income taxes payable ($3,993) Working Capital $6,194,792 Market Value of Intrinsic Capitalization Hard Assets Value Diluted Shares Outstanding 4.0 Cash 2 2 Share Price $2.75 Excess Working Capital 2 2 Market Cap 11 Non-operating real estate 2 2 Discount to Intrinsic Value (52%) Operating real estate 5 - Balancer business - 10 Measurement business - 7 Total 11 23 Sum-of-the-Parts Valuation

Appendix: SOTP Assumptions (cont’d) 30 SENTENTIA • Excess working capital (cont’d) : Sententia calculated “excess working capital” as the difference between working capital of $ 6 . 2 million and “target working capital” . Sententia set target working capital at 20 % of fiscal 2018 sales, which calculates to $ 2 . 8 million, based on an analysis of 44 U . S . - headquartered publicly - traded companies selected by Sententia with market caps less than $ 1 billion that participate in the following industries : machinery ; industrial machinery ; electronic equipment and instruments ; and electronic equipment, instruments, and components (the “Small - cap Industrials and Electronics Peer Group”) . The Small - cap Industrials and Electronics Peer Group had a median figure for working capital as a percentage of trailing twelve month sales of 19% . Based on the foregoing, Sententia calculated SMIT’s excess working capital as approximately $ 3 million, which Sententia rounded down to $ 2 million for conservatism for purposes of its sum - of - the - parts valuation analysis . • Operating and Non - operating real estate : As part of its due diligence in connection with its investment in the Company, Sententia spoke with a Portland, Oregon commercial real estate professional who provided Sententia with publicly - available information regarding the Portland, Oregon commercial real estate market, including previous publicly available SMIT real estate listing, which were validated for their potential value . Further, the agent pointed to tax savings company’s gain by moving outside the Portland city limits to more suitable facilities as well as relocation costs for such a move . Such information serves as the basis for Sententia’s calculation that the Company’s real estate not tied to operations could be sold for $ 2 - 3 million and that a relocation could net the Company an estimate of $ 3 million after relocation and property costs, or a range of $ 4 - $ 5 million if operations were ceased . Excess Working Capital Calculation Sales $13,888,063 Working Capital $6,194,792 Working Capital / Sales 45% Target Working Capital % Sales 20% Target Working Capital $2,777,613 Working Capital - Target Working Capital $3,417,179

Appendix: SOTP Assumptions (cont'd)

SENTENTIA

Appendix: SOTP Assumptions (cont'd)

- Balancer Business (SBS) and Measurement Business (Acuity and XAct): Below is a summary of the valuation of SMIT's SBS, Acuity and XAct businesses, which Sententia calculated based on what Sententia determined to be appropriate multiples of their fiscal 2018 sales as disclosed in the 2018 10-K.

Segment	Sales	Sales Multiple	Actual Valuation	Rounded Valuation
SBS - Balancer	$9,026,830	1.0x	$9,026,830	$10,000,000
Acuity	$2,363,083	1.0x	$2,363,083	$2,000,000
Xact	$2,372,394	2.5x	$5,930,985	$5,000,000
Total	**$13,762,307**	**1.3x**	**$17,320,898**	**$17,000,000**

  - Sententia determined appropriate multiples for SBS and Acuity based on the Small-cap Industrials and Electronics Peer Group, which had a median sales multiple of 1.5x, which Sententia rounded down to 1.0x for conservatism for purposes of its sum-of-the-parts valuation analysis. The EV/Sales ratio was calculated as of September 6, 2018 and the data was pulled from Sentieo and Thomson Reuters.
  - Sententia determined the appropriate multiple for Xact based on multiples for "Internet of Things" businesses, as represented by the constituents of the Global X Internet of Things Thematic ETF. The constituents of the Global X Internet of Things Thematic ETF trade at a median valuation of 3.3x sales. Sententia used 2-3x sales for conservatism for purposes of its sum-of-the-parts valuation analysis.

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Appendix: Cumulative Returns Disclosures 32 SENTENTIA • June 10 was the day before Sententia filed its initial Schedule 13 D with the U . S . Securities and Exchange Commission • Small - cap Industrials and Electronics consists of the median annual return for a peer group of 44 U . S . - headquartered publicly - traded companies selected by Sententia with market caps less than $ 1 billion that participate in the following industries : machinery ; industrial machinery ; electronic equipment and instruments ; and electronic equipment, instruments, and components • GICS 4520 includes all U . S . - listed and U . S . - headquartered companies in Global Industry Classification Standard 4520 “Technology, Hardware & Equipment”, inclusive of all subsectors . • Returns are calculated based on change in price and therefore exclude dividends • Data sourced from Sentieo and Yahoo Finance Cumulative Returns As of June 10, 2018 3 year 5 year 10 year RBC Micro Cap Value I (RMVIX) 31% 78% 133% Vanguard Industrial ETF (VIS) 42% 90% 147% *Russell 3000 31% 69% 108% *GICS 4520 (0%) 8% (1)% Small - cap Industrials and Electronics 14% 32% 23% Average 24% 55% 82% SMIT (5%) (15%) (56%) Over / (Under)performance (29%) (70%) (139%)